                                                                   EXHIBIT 10.32


                                      *** Text Omitted and Filed Separately
                                          Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                          200.83 and 230.406


                                   VITRIA CONTRACT NUMBER: _____________________


                         [VITRIA TECHNOLOGY, INC. LOGO]

                     SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Services Agreement (the "Agreement") is entered into between Vitria Technology, Inc., a Delaware corporation ("Vitria") located at 945 Stewart Drive, Sunnyvale, CA 94086, and Medibuy.com, Inc. ("Licensee"), for the purpose of setting forth the terms and conditions upon which Vitria shall grant to Licensee a license to use the Products and provide the services listed on Exhibit A attached hereto.

THE EFFECTIVE DATE OF THIS AGREEMENT IS DECEMBER _____, 1999.

1.    DEFINITIONS

"Client" means an application that invokes, typically via a network protocol, the software functions provided by one or more Servers.

"Client Environment" means a hardware/operating system/graphical user interface combination on which a Client, or any portion thereof, is run.

"Confidential Information" The confidentiality obligations between the parties shall not apply to any information (a) which is in the public domain or which becomes part of the public domain through no fault of the party receiving the confidential information (the "receiving party"); (b) which is known by the receiving party prior to the disclosure thereof by the disclosing party (as established by documentary evidence); (c) which is lawfully received by the receiving party from a third party who provided such information without breach of any separate confidentiality obligation owed to the disclosing party; (d) which is disclosed by the disclosing party to any third party without restriction on further disclosure; or (e) which is independently developed by personnel having no access to the disclosing party's confidential information (as established by documentary evidence). Confidential information also may be disclosed to third parties as may be required by law in the reasonable judgment of the receiving party's attorneys. In the event of disclosure under the preceding sentence, the receiving party promptly shall notify the disclosing party of the same so that the disclosing party may seek a protective order or other appropriate remedy, and the receiving party shall not oppose action by the disclosing party to obtain such an order or remedy.

"DBMS" means a specific database management system on which the Product is run.

"Designated Developer" means a person within Licensee designated by Licensee to develop applications with the Product.

"Documentation" means the user manuals and operator instructions issued by Vitria in conjunction with the Products.

"Effective Date" means the date set forth above.

"Host Site" means the Licensee data centers, or other similar facilities that are functioning as Licensee's outsource facilities to host the computer systems for the Licensee. Host Site specifically excludes Licensee's customers.

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"Host Product" or "Host Products" means a Product hosted by the Licensee for a
3rd party.

"Order Form" means the Vitria's standard form for ordering Product licenses and services attached as Exhibit A.

"Price List" means Vitria's standard product list and fee schedule in effect at the time a Product license or service is ordered by the Licensee.

"Product" or "Products" means the computer software program(s) owned or distributed by Vitria for which Licensee is granted a license pursuant to this Agreement, and subsequent Updates thereto, whether in printed or machine readable form.

"Server" means the specific installed instance of a Product in execution on a given Server Environment.

"Server Environment" means a hardware/operating system combination (e.g., Sun/Solaris) on which the Product, or any portion thereof, is run.

"Site Product" or "Site Products" means the Products under the heading Site Products on the Exhibit A that are licensed for distribution as specified in
Section 2.4.

"Standard Technical Support" means the technical support services specified in
4.1 and Exhibit B of this Agreement.

"Support Fees" means the fees payable annually for Standard Technical Support.

"Supported License" means a Product license for which the Licensee has a current order for annual Standard Technical Support.

"Trading Partner" means the entity designated by Licensee who has either a signed a sublicense agreement with Licensee or directly with Vitria, and is licensed to receive the Site Products as set forth hereunder.

"Updates" means updated versions of the Products and Documentation which encompass logical improvements, extensions and other changes to the Products which are generally made available to Product licensees who are current in their payment of Support Fees.

2.    LICENSE GRANT

2.1   License and Documentation Rights

      2.1.1 Vitria hereby grants to the Licensee, subject to the terms and conditions of this Agreement, a nonexclusive, nontransferable, nonassignable and perpetual license to use the Products and Documentation obtained pursuant to this Agreement. Licensee may license and install Product licenses designated as "Production" licenses at the Host Site or a Licensee customer site provided that such Product licenses (i) may only be used in conjunction with Licensee's customers applications under the sole management of Licensee, and (ii) are resident and installed solely at the Host Site, customer site, or jointly between the Host Site [...***...] Prior to any installation of the Products at either the Host Site or a Licensee customer site, Licensee shall ensure that it has a written agreement with such entity which is at least as restrictive as this Agreement in the protection of Vitria's rights in and to the Products. On Vitria's written request, Licensee shall provide a copy of all such agreements to Vitria.

            Any Production Product licenses at the customer sites must be managed, installed, maintained and under the control of the Licensee (and may be either directly, or indirectly through the Host Site) at all times.

      2.1.2 The Licensee may make two (2) copies of the Products for archival or backup purposes. All archival and backup copies are subject to the provisions of this Agreement and all titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies.


                       * Confidential Treatment Requested
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      2.1.3 The number of Designated Developers, the number of Servers and the particular Client and Server Environment(s) on which the Products may be used are limited as set forth in the applicable Order Form.

      2.1.4 [...***...]

            In order to qualify a referral, Licensee must (i) register the Software sales opportunity with the appropriate Vitria Regional Manager and (ii) obtain approval using the Qualifying Order Form attached as Exhibit C to this Agreement.

            [...***...]

2.2   License Restrictions

      2.2.1 Transfer. A Product may be transferred to another Licensee location within the United States and Canada upon written notice to Vitria. Transfer of a Product outside the United States and Canada shall be permitted only with Vitria's prior written consent An additional license fee will be due for a transfer of any Product to a Client Environment or Server Environment not previously licensed by the Licensee.

      2.2.2 Licensee shall not cause or permit the reverse engineering, disassembly, or decompilation of the Products.

      2.2.3 The Products may be used solely to integrate Licensee's customer's applications that are installed at a Host Site or customer's site solely on the Server Environments and Client Environments designated on the applicable Order Form. Licensee shall ensure that no third parties, including but not limited to Licensee's customers, have any rights to access or use the Product licenses designated as "Development" licenses as set forth in Exhibit A. Any breach by the Host Site or any of Licensee's customers of the terms of this Agreement will be considered a breach of this Agreement by Licensee.

      2.2.4 Licensee shall not permit any parent, subsidiaries, affiliated entities or third parties to use the Products except as set forth in this Section 2.

2.3 Verification. On Vitria's reasonable request, but not more frequently than semi-annually, the Licensee shall furnish Vitria with a signed statement verifying that the Products are being used pursuant to the provisions of this Agreement, and identifying the scope of Licensee's use of the Products as reasonably requested by Vitria, including without limitation the Client Environment(s), Server Environment(s) and RDBMS's used by Licensee, and the number of Designated Developers and users.

2.4.  Redistribution of the Site Products.

      2.4.1 Vitria shall enable Licensee, through the Vitria FTP site, to download the designated number of copies of the Site Products for sublicensing to its designated Trading Partners. As a convenience to Licensee, and on Licensee's written Notice to Vitria, Vitria will secure the standard Vitria software licensing agreement directly with the designated Trading Partner and effect delivery of the Site Products to the Trading Partner directly from Vitria. Licensee agrees that certain connectors set forth in Exhibit A may not be generally commercially available from Vitria as of the Effective Date, Licensee's receipt of the Connector SDK shall satisfy Vitria's


                       * Confidential Treatment Requested
            obligation of delivery. If and when additional Connectors listed in Exhibit A become generally commercially available from Vitria, trading Partner and Licensee shall be entitled, upon written request to Vitria, to obtain a license for the named Connector at no additional fee, [...***...] or [...***...] owed by [...***...]

            Prior to any sublicensing by Licensee to a Trading Partner, Licensee shall ensure that it has a fully executed sublicensing agreement between such Trading Partner and Licensee in the form and format, and at least as restrictive as, the Agreement. On Licensee's request to the Vitria Contracts Manager, Vitria will deliver an electronic copy of its then current software license agreement to Trading Partner. Further, for any sublicense agreement directly from the Licensee to a Trading Partner, Licensee shall ensure that the license of the Site Product (i) is restricted to use by the Trading Partner solely for use of automating business processes, between an internal Trading Partner system and the Licensee, and such Trading Partner Site Server may not be used by the Trading Partner to integrate Trading Partner's internal systems or business processes or for the purpose of hosting, and (ii) may be terminated by Licensee on 30 days Notice in accordance with Section 2.5. Any breach of the sublicense agreement by Trading Partner shall be considered by Vitria to be a breach by Licensee of this Agreement. Licensee shall promptly Vitria with Notice of any such breach.

2.5   Termination of the Site Product Sublicense Agreements.

      If Licensee, in its sole discretion determines that the business model for the Licensee-to-Trading Partner relationship should be terminated, Licensee shall give 30 days written Notice to Vitria. Upon such Notice, Vitria shall terminate all license agreements with the Trading Partners that it has licensed directly for the Trading Partner Site Server and Licensee shall terminate all sublicense agreements with the Trading Partners for the Trading Partner Site Server. Trading Partners shall be instructed by Licensee and Vitria to return or destroy all copies of the Trading Partner Site Server bundles in accordance with the applicable agreement with such Trading Partner.

3.    INVOICING, PAYMENT AND TAXES

3.1   Invoicing and Payment

      3.1.1 Invoices for payment of all license fees, first year Support Fees or other fees shall be payable on the dates as set forth in the applicable Order Form. Unless specified otherwise in an Order Form, invoices are due and payable net 45 days from Vitria's invoice date. Licensee will provide Vitria with a written purchase order for Product licenses and Standard Technical Support Services at the time of execution of an Order Form. Within 5 days after the Effective Date of this Agreement, the applicable Order Form and payment to Vitria of the associated license fees, Support Fees or other fees set forth in the Order Form, Vitria shall provide access to the Vitria FTP site to enable Licensee to download the licensed Products and Documentation.

      3.1.2 All fees shall be deemed overdue if they remain unpaid [...***...] days after they become payable. All overdue amounts shall bear interest at the rate of one and [...***...] per month or the maximum legal rate, if less, however, nothing herein shall limit Vitria's right to terminate this Agreement under Section 6.

      3.1.3 Payments shall be in United States dollars. Costs of conversion, outside collection and related bank charges shall be paid by Licensee. All shipments by Vitria shall be F.O.B. origin.

      3.1.4 If the Licensee's procedures require that an invoice be submitted against a purchase order before payment can be made, the Licensee will be responsible for issuing such purchase order [...***...] days before the payment due date.

      3.1.5 Licensee shall reimburse Vitria for all reasonable costs incurred (including reasonable attorneys' fees) in collecting past due amounts.

      3.1.6 The fees listed in this Agreement do not include taxes; therefore, Licensee shall be responsible for all taxes, tariffs and transportation costs related to this Agreement (including


                       * Confidential Treatment Requested
            any value added or sales taxes) other than taxes on Vitria's income. The Licensee shall pay or reimburse Vitria for all sales, use, excise, personal property, value-added, or other federal, state or local taxes, duties, or any similar assessments based on the licenses granted or the services provided under this Agreement or on the Licensee's use of the Products.

4.    SERVICES

4.1   Standard Technical Support Services

      4.1.1 So long as Vitria continues to offer similar support services to its other Product licensees, and subject to payment by the Licensee of the applicable Standard Technical Support Fees, Vitria will provide annual Standard Technical Support for Supported Licenses as follows in accordance with the terms set forth in Exhibit B.

      4.1.2 Vitria will provide telephone consultation at Vitria's service location, to assist the Licensee in identifying, verifying and resolving problems in the use and operation of the Product. Telephone assistance services shall be limited to those Licensee personnel indicated in the Order Form, as amended from time to time by Licensee upon written notice to Vitria.

4.2   Consulting and Training Services

      4.2.1 Licensee may order on-site consulting services from Vitria at Vitria's then-standard consulting rates in accordance with Vitria's then standard Professional Services Agreement. Any scheduled service dates will be agreed upon mutually, subject to availability of Vitria personnel.

      4.2.2 Licensee may schedule and enroll in Vitria's standard training courses provided by Vitria. Such training courses shall be rendered in accordance with and subject to the terms of this Agreement . All consulting and training services must be utilized by Licensee within six (6) months following the date ordered by Licensee.

      4.2.3 Unless otherwise agreed to by the parties in writing, Vitria consulting services will be limited to transferring knowledge to and mentoring Licensee's staff on "best practices" concerning the Products, and reviewing and providing input on Licensee's design and implementation of applications developed and deployed using the Products. Development and deployment of Licensee's applications will remain at all times under Licensee's control and direction. Ultimate responsibility for development and deployment of such applications is with Licensee, and Vitria will not be liable to Licensee or any third party for any delay in completion or noncompletion of any Licensee application.

5.    OWNERSHIP AND NONDISCLOSURE

5.1   Ownership

      5.1.1 Licensee acquires only the right to use the Products and Documentation, and does not acquire any rights of ownership. All rights, title, and interest in and to the Products and Documentation, including without limitation all intellectual property rights therein, shall at all times remain with Vitria and its licensors.

      5.1.2 Applications and other software that Licensee develops using the Products, and all changes or modifications to such applications and other software, will remain the sole property of Licensee. Vitria shall have no interest in such applications or other software or such changes or modifications.

5.2   Nondisclosure

      5.2.1 The parties agree, on behalf of themselves, their affiliated companies, and their employees, independent contractors and consultants, that they shall not use, except as otherwise expressly permitted hereunder, or disclose to any third person, including any of its affiliates, or to any employee of the receiving party without a need to know, either during or after the term of this Agreement, any Confidential Information.

      5.2.2 The parties and their respective employees, independent contractors and consultants shall use the same degree of care as used to protect its own confidential information of a similar nature, but in no event less than reasonable care, to avoid disclosure of Confidential Information.

      5.2.3 In the event of a breach of this Section 5.2, money damages will not be an adequate remedy, and therefore, in addition to any other legal or equitable remedies, the disclosing party shall be entitled to seek an injunction or other equitable relief against such breach without necessity of posting bond or security, which is expressly waived.

5.3 Authorized Disclosure. Either party may disclose the general existence and nature of this Agreement, but may not disclose the specific terms of this Agreement without the prior consent of the other party.

6.    TERM AND TERMINATION

6.1 Term. This Agreement and each license granted hereunder shall continue in perpetuity, unless terminated as provided in Paragraph 6.2 below or otherwise agreed by the parties.

6.2 Termination. The Licensee may terminate this Agreement or any license at any time. Vitria may terminate this Agreement or any license upon written notice if the Licensee breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach.

6.3 Effect of Termination. The termination of this Agreement or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the Licensee's obligation to pay all fees that accrued prior to such termination.

6.4 Return of Products upon Termination. Upon termination of any license granted under this Agreement, the Licensee shall (i) cease using the applicable Products, and (ii) represent in writing to Vitria within one month after termination that the Licensee has destroyed or has returned to Vitria the Products, Documentation and all copies. This requirement applies to copies and storage in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

7.    WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

7.1   Infringement Indemnity

      7.1.1 Vitria will defend and indemnify the Licensee against all costs (including reasonable attorneys' fees and subject to provisions of Section 7.6) arising from a claim that Products furnished and used within the scope of this Agreement infringe a United States copyright or United States patent provided that (i) the Licensee notifies Vitria in writing within 30 days of the claim, (ii) Vitria has sole control of the defense and all related settlement negotiations, and (iii) the Licensee provides Vitria with the assistance, information, and authority necessary to perform the above; reasonable out-of-pocket expenses incurred by the Licensee in providing such assistance will be reimbursed by Vitria.

      7.1.2 Vitria shall have no liability for any claim of infringement based on (i) use of a superseded or altered release of Products if such infringement would have been avoided by the use of a current unaltered release of the Products that Vitria provides to the Licensee, or (ii) the combination, operation, or use of any Products furnished under this Agreement with programs or data not furnished by Vitria if such infringement would have been avoided by the use of the Products without such programs or data.

      7.1.3 In the event the Products are held or are believed by Vitria to infringe, Vitria may, at its sole option, and at its expense, to (i) modify the Products to be non-infringing, (ii) obtain for the Licensee a license to continue using the Products, (iii) substitute the Products with other software reasonably suitable to Licensee, or
            (iv) terminate the license for the infringing Products and refund the license fees paid for those Products. This Section 7.1 states Vitria's entire liability for infringement.
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7.2   Product Warranty

      7.2.1 Except as stated below, for each Supported License Vitria warrants that each Product will perform the functions described in the associated Documentation when operated on the specified platform for a period of 30 days from the date of shipment of such Product to Licensee.

      7.2.2 Vitria does not warrant that each Product will meet Licensee's requirements, that the Products will operate in the combinations which Licensee may select for use or with all non-Vitria software used by Licensee, that the operation of each Product will be uninterrupted or error-free, or that all Product errors will be corrected. Vitria will undertake to correct any reported error condition in accordance with its then-current Standard Technical Support policies. Vitria shall have no obligation to undertake correction of errors caused by Licensee modifications to the Product. Licensee's sole and exclusive remedy for Product nonconformity shall be recovery of the license fees paid to Vitria for such nonconforming Product.

      7.2.3 As an accommodation to the Licensee, Vitria may supply the Licensee with (i) preproduction releases of Products labeled "Alpha," "Beta" or otherwise, which are not suitable for production use, and (ii) shareware items containing code developed by Vitria and/or its Licensees and partners. Notwithstanding anything to the contrary in this Agreement, such preproduction releases and shareware are provided to Licensee "as is" without warranty of any kind, express or implied, and neither party will be responsible to the other for any losses, claims or damages of whatever nature arising out of Licensee's use of such items. Standard Technical Support does not include support or updating of shareware items. Licensee will promptly report any error condition discovered in a preproduction release, and provide Vitria with appropriate test data if necessary to resolve problems encountered by Licensee with a preproduction release.

7.3 Media Warranty. Vitria warrants all media delivered to Licensee to be free of defects in materials and workmanship under normal use for 90 days from the Effective Date. Replacement of media without charge is the Licensee's sole and exclusive remedy in the event of a media defect.

7.4 Services Warranty. Vitria warrants that its Standard Technical Support, consulting and other services will be of a professional quality conforming to generally accepted industry standards and practices. This warranty shall be valid for 90 days from completion of service. For any breach of the above warranty, Licensee's exclusive remedy and Vitria's entire liability shall be (i) the re-performance of the services, or (ii) if Vitria is unable to perform the services as warranted, recovery of the fees paid to Vitria for such deficient services.

7.5 Limitations of Warranties. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.6 Limitation of Liability. IN NO EVENT SHALL VITRIA BE LIABLE FOR LOSS OF PROFITS, REVENUE OR PRODUCT USE, OR LOSS OR INACCURACY OF DATA, AND IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY EITHER PARTY OR ANY THIRD PARTY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO SECTION 7.1, VITRIA'S LIABILITY FOR DAMAGES HEREUNDER, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY THE LICENSEE UNDER THIS AGREEMENT FOR THE RELEVANT LICENSE OR SERVICE. IF SUCH DAMAGES RESULT FROM THE LICENSEE'S USE OF A PRODUCT, SUCH LIABILITY SHALL BE LIMITED TO LICENSE FEES PAID BY THE LICENSEE FOR THE RELEVANT PRODUCT.

7.7 Year 2000 Compliance. Vitria confirms that Product will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as it performed before January 1, 2000 and that such Software will be interoperable with other software provided that such other software functions in accordance with its specifications and stores, processes and presents calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as it performed before January 1, 2000.

7.8 The provisions of this Section 7 allocate the risks under this Agreement between Vitria and the Licensee. Vitria's pricing reflects this allocation of risk and the limitation of liability specified herein.

8.    GENERAL TERMS

8.1 Appendices; Counterparts. All recitals and appendices are hereby incorporated into this Agreement. This Agreement may be executed in any number of counterparts and/or duplicate originals.

8.2 Assignment. Licensee may not assign this Agreement without the prior written consent of Vitria, which consent will not be unreasonably withheld. Any purported assignment in contravention of this section is null and void. A transfer of a controlling interest in the equity of Licensee shall be deemed an assignment for purposes of this subsection. Subject to the foregoing, this Agreement will bind and inure to the benefit of any successors or assigns.

8.3 Attorney's Fees. The prevailing party in any suit under this Agreement shall recover all costs, expenses and reasonable attorney fees incurred in such action.

8.4 Controversies. Before either party commences any action against the other party, it shall give written notice to the other party of its intention to file a claim, and the senior management of the parties then shall meet in good faith to resolve the dispute.

8.5 Definitions and Section Headings. Singular terms shall be construed as plural, and vice versa, where the context requires. Section headings are a matter of convenience and shall not be considered part of this Agreement.

8.6 Entire Agreement. This Agreement is the complete and exclusive statement of the understandings of the parties, and it supersedes and merges all prior proposals and understandings, whether oral or written, relating to the subject matter of this Agreement. This Agreement may not be modified except in writing, signed by an officer of Vitria and a duly authorized representative of Licensee, and expressly referring to this Agreement. This Agreement takes precedence over any purchase order issued by either party, which may be accepted by the other party for administrative convenience only.

8.7 Export. The parties shall comply with the Export Laws. Neither party will export or re-export directly or indirectly (including via remote access) any part of the Deliverables, or any Confidential Information to any country for which a validated license is required under the Export Laws without first obtaining a validated license.

8.8 Force Majeure. Neither party will be responsible for failure of performance, other than for an obligation to pay money, due to causes beyond its control, including, without limitation, acts of God or nature; labor disputes; sovereign acts of any federal, state or foreign government; or shortage of materials.

8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, but without giving any effect to the choice of law principles thereunder.

8.10 Independent Contractors; Nonexclusive. Vitria and Licensee are independent contractors and will so represent themselves in all regards. Neither party may bind the other in any way. Nothing in this Agreement will be construed to make either party the agent or legal representative of the other or to make the parties partners or joint venturers.

8.11 Notices. Notices will be delivered to a party's address stated in the signature block of this Agreement, or to another address which a party properly notified the other that notices should be sent.

8.12 Restricted Rights. The Vitria software provided to Licensee hereunder are "commercial items" as that term is defined at 48 C.F.R. 2.101 (October
      1995) consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R.

      12.212 (Sept 1995) and are provided to the U.S. Government only as a commercial end item. Consistent with 48 C.F.R. 12.212 and 48 C.F.R.
      227.7202 (June 1995), all U.S. Government End Users acquire the Vitria software and its associated documentation with only those rights set forth therein.

8.13 Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect. However, should either party reasonably conclude that a provision held to be invalid or unenforceable was a material inducement to its entering into this Agreement, and the loss of that provision has deprived it of the benefit of the bargain reached upon execution of this Agreement, then that party may, upon 10 days prior written notice, terminate this Agreement.

8.14 Waiver. The waiver of one breach or default shall not constitute the waiver of any subsequent breach or default, and shall not act to amend or negate the rights of any party.

LICENSEE: MEDIBUY.COM, INC.                VITRIA:

ADDRESS:                                   Vitria Technology, Inc.
                                           945 Stewart Drive
                                           Sunnyvale, CA 94086
                                           Main Phone 408 212-2700
/s/ DANIEL J. MURPHY
--------------------------------           -------------------------------------
Signature                                  Signature
Dennis Murphy, CEO
--------------------------------           -------------------------------------
Printed Name/Title                         Printed Name/Title
12-17-99
--------------------------------           -------------------------------------
Date                                       Date


                                           Vitria-Contracts/Legal approval:


                                           -------------------------------------

                              MAINTENANCE SERVICES
                              TERMS AND CONDITIONS



This attachment relates to and is incorporated into the above-referenced Software License Agreement between Vitria Technology Inc. and the named Licensee (the "Agreement"). Capitalized terms not specifically defined below have the same meaning as in the Agreement.

1.   MAINTENANCE SERVICES

In consideration for the fees described in Section 4 below, Vitria will provide the services described below ("Maintenance Services").

(a) Technical Support. During normal business hours (8:00 a.m. to 6:00 p.m. Pacific Time, except Vitria published holidays) Vitria shall provide Licensee technical support for the installation and use of the Software, the identification of Software and/or Documentation problems and the reporting of Bugs. Licensee shall designate two (Expert level support) or four (Enterprise level support) technical contacts to request and receive support services from Vitria. Additional Licensee contacts can be designated in the Product Schedule for Vitria's then current fee. Licensee shall notify Vitria in writing of any changes to the designated Licensee contacts.

(b) Software Updates. Vitria will make available to Licensee each minor and major functional release of the Software. These releases are generally available without additional charge to its maintenance customers and which is intended to replace a prior Software release. A major functional release is indicated by a change in the first digit of a version number, i.e. from 4.0.0 to 5.0.0; a minor functional release is indicated by a change in the second digit, i.e. from 4.0.0 to 4.1.0. Maintenance releases, which are indicated by a change in the third digit of a version number, i.e. from 5.0.1 to 5.0.2, are provided as needed in response to Licensee inquiry.

(c) Bug Fixes. Vitria shall exercise commercially reasonable efforts to correct any reproducible malfunction of the Software reported to Vitria by Licensee that prevents the Software from performing in accordance with the operating specifications described in the then current Documentation (a "Bug").

2.   CONDITIONS OF SERVICE

(a) Retirement of Releases. Vitria provides Maintenance Services for a Software product version from the date the version becomes generally available until such version is retired. Vitria retires prior commercial releases of the Software as follows: (i) one month after the commercial release of the subsequent maintenance release; (ii) no sooner than six (6) months after the commercial release of a new minor functional release; (iii) no sooner than twelve (12) months after the commercial release of a new major functional release. In all cases, Vitria will provide support services with respect to questions regarding the "how-to" use of a retired release of the Software for twelve (12) months following its retirement.

(b) Use of Software. Licensee's use of any Software provided by Vitria as part of Maintenance Services shall be governed by the terms of the Agreement. Vitria may change the services included in Maintenance Service at any time, effective as of the commencement of any renewal period.

3.   TERM AND TERMINATION

(a) Term. Maintenance Service shall be provided for a term of one (1) year from the delivery date of Software under Licensee's initial Product Schedule and shall be extended each year for one (1) additional year unless terminated by either party as provided herein.

(b) Termination. Licensee may terminate Maintenance Service at the end of the term by giving written notice to Vitria at least thirty (30) days prior to the end of any such term. Vitria may suspend or cancel Maintenance Service if Licensee fails to make payment pursuant to Section 4 below. Either party may terminate Maintenance Service if the other party breaches any of the Maintenance Service terms and conditions and the breach is not remedied within thirty (30) days after receiving written notice of the breach. In the event the Agreement is terminated, Maintenance Service will also terminate automatically.

4.   FEES AND PAYMENT

(a) Fees. The fee for the first year of Maintenance Service for any Software licensed is specified in the applicable Product Pricing Schedule. The applicable fee for any renewal period shall be Vitria's then prevailing price. For Software licensed after Licensee's initial order, the term of Maintenance Service will be set, and the fee will be pro-rated, so that the coverage periods for all Software licensed to Licensee and covered by Maintenance Services will coincide. When ordered, Maintenance Service must be ordered for all of the Software on a Product.

(b) Payment. Maintenance Service fees will be billed on an annual basis, payable in advance and due within [...***...] days of the date of invoice.

(c) Lapse of Coverage. In the event that coverage for Maintenance Service lapses as a result of termination by Licensee for any reason or by Vitria for Licensee's non-payment, renewal of such service will require payment by Licensee of a reinstatement fee to Vitria equal to [...***...] of the sum of the fees for any previously unpaid contract period(s) plus full payment for the pending annual period.

5. EXCLUSIONS.  Vitria shall have no obligation to support:

(a) Software modified without Vitria's written consent;

(b) Use of the Software other than in accordance with the Documentation;

(c) Software installed on any computer hardware or in combination with other software, except as specified in the Documentation.

6. LIMITATION OF LIABILITY. Vitria's aggregate liability for damages from any cause of action whatsoever relating to Vitria's obligations to provide Maintenance Service shall by limited to the amount paid by Licensee for such services for the applicable year. Vitria's liability shall be further limited as provided in the Agreement.

7. SERVICE CONTRACT. THESE TERMS AND CONDITIONS CONSTITUTE A SERVICE CONTRACT AND NOT A PRODUCT WARRANTY. THIS ATTACHMENT IS AN ADDITIONAL PART OF THE AGREEMENT AND DOES NOT CHANGE OR SUPERSEDE ANY TERM OF THE AGREEMENT EXCEPT TO THE EXTENT UNAMBIGUOUSLY CONTRARY THERETO.

Targeted Accelerated Response Times: (excluding Vitria's holidays)

-------------------------------------------------------------------------------
Priority  Failure Description             Initial Response Time    Status
                                          Expert      Enterprise   Updates
-------------------------------------------------------------------------------
1         1 Enterprise-critical
          (Product is not functioning)    2 business  1 business   By customer
                                          hours       hours         agreement
-------------------------------------------------------------------------------
2         Severe Impact - Product         4 business  2 business   Once per
          inconsistency which signifi-    hours       hours        business day
          cantly decreases Customer
          productivity (periodic work
          stoppages, feature crashes)
-------------------------------------------------------------------------------
3         Degraded Operations: Product    8 business  4 business   Once every
          inconsistency which slightly    hours       hours        3 business
          impairs customer productivity                            days
          (Customer can work around
          problem)
-------------------------------------------------------------------------------
4         Minimal Impact: desired change  next        next         Release
          in Product (documentation       business    business     notes or
          update, cosmetic defects,       day         day          plan for
          enhancement requests)                                    next release
-------------------------------------------------------------------------------

* CONFIDENTIAL TREATMENT REQUESTED

                              [Schedules Omitted]